                                                                     EXHIBIT 3.1

                               STATE OF MARYLAND

                                                                          536308

                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201






                                                            DATE:  JUNE 03, 1997



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT AND RESTATEMENT FOR IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC, WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 3, 1997 AT 1:45 PM.









FEE PAID:                     121.00





[SEAL HERE]                                          JOYCE THOMPSON
                                                     LEGAL OFFICER

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.
                     ARTICLES OF AMENDMENT AND RESTATEMENT


          FIRST:    Imperial Credit Commercial Holdings, Inc., a Maryland
          -----
corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND:   The following provisions are all the provisions of the
          ------
charter currently in effect and as hereinafter amended:

                                   ARTICLE I
                                  INCORPORATOR

          The undersigned, James J. Hanks, Jr., whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

          The name of the corporation (the "Corporation") is:
                   Imperial Credit Commercial Holdings, Inc.

                                  ARTICLE III
                                    PURPOSE

          The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                                   ARTICLE IV
                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

          The address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

                                   ARTICLE V

                       PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
               CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

          Section 5.1  Number of Directors.  The business and affairs of the
                       -------------------
Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be seven, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are H. Wayne Snavely, Joseph R. Tomkinson, Frank P. Filipps, James Walsh, Stephan R. Peers, Thomas J. Poletti and Timothy R. Busch. These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

          Section 5.2  Extraordinary Actions.  Except as specifically provided
                       ---------------------
in Section 5.8, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

          Section 5.3  Authorization by Board of Stock Issuance.  The Board of
                       ----------------------------------------
Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

          Section 5.4  Preemptive Rights.  Except as may be provided by the
                       -----------------
Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.6, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

          Section 5.5  Indemnification.  The Corporation shall have the power,
                       ---------------
to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or
(b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Section 5.6  Determinations by Board.  The determination as to any of
                       -----------------------
the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

          Section 5.7  REIT Qualification.  If the Corporation elects to qualify
                       ------------------
for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to
Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

          Section 5.8    Removal of Directors.  Any director, or the entire
                         --------------------
Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of directors. Any amendment to or repeal of this Section
5.8 must be approved by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of the directors.

          Section 5.9  Advisor Agreements.  Subject to such approval of
                       ------------------
stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, limited liability company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, limited liability company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

                                   ARTICLE VI
                                     STOCK

          Section 6.1  Authorized Shares.  The Corporation has authority to
                       -----------------
issue Forty Six Million (46,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), Four Million (4,000,000) shares of Class A Non-Voting Common Stock, $.01 par value per share ("Class A Common Stock"), Six Million (6,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), and Four Million (4,000,000) shares of Class A Convertible Preferred Stock, $.01 par value per share ("Class A Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $600,000.

          Section 6.2  Common Stock.  Subject to the provisions of Article VII,
                       ------------
each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

          Section 6.3    Class A Common Stock.
                         --------------------

                  Section 6.3.1      Certain Definitions.  Unless the context
                                     -------------------
otherwise requires, the terms defined in this Section 6.3 shall have, for all purposes of the provisions of the charter in respect of the Class A Common Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural). All other capitalized terms used in this Section 6.3 shall have, unless defined herein, the respective meanings set forth elsewhere in this Charter.

              Conversion Rate.  The term "Conversion Rate" shall initially be
              ---------------
equal to one.

                  Section 6.3.2  Rights, Preferences and Privileges.
                                  ----------------------------------
                          (a) The Class A Common Stock shall have the identical
preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as the Common Stock except for the following provisions.

                          (b) Voting Rights. The holders of shares of Class A
                              -------------
Common Stock shall not be entitled to any voting rights.

                          (c) Stock Dividends. If the Corporation issues
                              ---------------
additional shares of Common Stock as a dividend on outstanding Common Stock, the Corporation shall simultaneously issue as a dividend on outstanding Class A Common Stock, pro rata among the holders thereof, that number of shares of Class A Common Stock equal to the number of shares of Common Stock issued as a dividend multiplied by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately before the record date for the payment of the Class A

Common Stock dividend and the denominator of which is the number of shares of Common Stock outstanding immediately before the record date for the payment of the Common Stock dividend.

                          (d)  Conversion Rights.
                               -----------------

                               (i) On any date on which shares of Common Stock
are issued by the Corporation increasing the number of shares of Common Stock issued and outstanding (the "Conversion Date"), shares of Class A Common Stock held by each Person shall automatically convert into that number of shares of Common Stock as calculated pursuant to Subsection (d)(ii) below, except that those shares of Class A Common Stock (for purposes of this Subsection (d)(i) only, "Excess Shares") which, if converted pursuant to this Section, would cause the holder thereof to own shares of Common Stock (i) in excess of the Common Stock Ownership Limit as hereinafter defined or (ii) in violation of any stock ownership limitation set forth in the charter shall not be converted and shall remain outstanding shares of Class A Common Stock.

                               If, subsequent to the Conversion Date, the
conversion of Excess Shares into shares of Common Stock would no longer cause the holder thereof to own shares of Common Stock (i) in excess of the Common Stock Ownership Limit or (ii) in violation of any stock ownership limitation set forth in the Charter, such shares shall automatically convert into that number of shares of Common Stock as calculated pursuant to Subsection (d)(ii) except that those Excess Shares which, if converted pursuant to this Section, would cause the holder thereof to own shares of Common Stock (i) in excess of the Common Stock Ownership Limit or (ii) in violation of any stock ownership limitation set forth in the charter shall not be converted and shall remain outstanding shares of Class A Common Stock.

                               If there are no issuances of shares of Common
Stock by the Corporation, all shares of Class A Common Stock shall remain outstanding.

                               (ii) The shares of Class A Common Stock shall be
convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Common Stock of the Corporation (calculated as to each conversion to the nearest whole share as provided in Section 6.3.2(d)(iv) below). The number of shares of Common Stock to be issued upon conversion shall be determined, subject to the limits referenced in Section 6.3.2(d)(i) above, by multiplying the number of shares of Class A Common Stock to be converted by the Conversion Rate.

                               (iii) In order to receive certificates
representing shares of Common Stock upon conversion of shares of Class A Common Stock into shares of Common Stock, the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates representing shares of Class A Common Stock, duly endorsed or assigned to the Corporation or in blank.

                               Shares of Class A Common Stock shall be deemed to
have been converted immediately prior to the close of business on the day of the Conversion Date and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and shall deliver at such office a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion.

                               (iv) No fractional shares of Common Stock shall
be issued upon conversion of shares of Class A Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

                Section 6.3.3 Status. Upon any conversion of shares of Class A
                              ------
Common Stock, the shares of Class A Common Stock which are converted will be reclassified as authorized and unissued shares of Common Stock, and the number of shares of Class A Common Stock which the Corporation has the authority to issue will be decreased by the number of shares of Class A Common Stock so converted, so that the shares of Class A Common Stock which were converted may not be reissued as shares of Class A Common Stock.

                Section 6.3.4 Exclusion of Other Rights. Except as may otherwise
                              -------------------------
be required by law, the shares of Class A Common Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in the Charter. The shares of Class A Common Stock shall have no preemptive or subscription rights. The shares of Class A Common Stock shall, as a class, be subject to a
9.8 percent ownership limit and other transfer restrictions which are identical to, and applied in the same manner as, such restrictions which apply to shares of Common Stock and are set forth in the Charter.

                Section 6.4 Preferred Stock. The Board of Directors may classify
                            ---------------
any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more series of stock.

                Section 6.5    Class A Preferred Stock.
                               -----------------------

                        Section 6.5.1 Certain Definitions. Unless the context
                                      -------------------
otherwise requires, the terms defined in this Section 6.5 shall have, for all purposes of the provisions of the charter in respect of the Class A Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural). All other capitalized terms used in this Section 6.5 shall have, unless defined herein, the respective meanings set forth elsewhere in this Charter.

                        Conversion Date. The term "Conversion Date" shall mean
                        ---------------
the date on which the shares of Class A Preferred Stock are converted in accordance with Section 6.5.5 hereof.

                        Conversion Rate. The term "Conversion Rate" shall be a
                        ---------------
fraction, the numerator of which shall be the Liquidation Preference and the denominator of which shall be the IPO Share Price.

                        Holders. The term "Holders" shall mean the holders of
                        -------
Common Stock.

                        Initial Public Offering. The term "Initial Public
                        -----------------------
Offering" shall mean the sale of Common Stock pursuant to the Corporation's first effective registration statement covering the sale of such shares filed under the Securities Act of 1933, as amended, provided such offering meets the following requirements: (i) said offering raises gross proceeds of at least $10.0 million to the Corporation at a per share offering price of no less than $5.00 per share and (ii) said offering is completed on or before December 31, 1998.

                        IPO Share Price. The term "IPO Share Price" shall mean
                        ---------------
the gross per share price of the Corporation's Initial Public Offering.

               Liquidation Preference.  The term "Liquidation Preference" shall
               ----------------------
mean $5.00 per share.

               Section 6.5.2  Dividends.
                              ---------
                       (a) Commencing on December 31, 1997, each holder of Class A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, when and if declared, dividends at the quarterly rate of $.10 per share and no more, and thereafter quarterly on the last day of March, June, September and December of each year that any Class A Preferred Stock shall be outstanding. Such dividends shall not be cumulative, and no rights shall accrue to holders of Class A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior quarter.

                       (b) In determining whether a distribution (other than upon liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities.

               Section 6.5.3  Distributions Upon Liquidation, Dissolution
                              -------------------------------------------
or Winding Up.
-------------
                       (a) Subject to Section 6.5.5 hereof, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any class or series of stock ranking senior to the Class A

Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, but before any distribution or payment shall be made to the holders of any class or series of stock ranking junior to the Class A Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount per share equal to the Liquidation Preference. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                       (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus the corresponding amounts payable on each class or series of other stock ranking on a parity with the Class A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of the Class A Preferred Stock and all such other stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations or trust or trusts nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of affairs of the Corporation within the meaning of this Section 6.5.3.

               Section 6.5.4 Voting Rights. The holders of shares of Class A
                             -------------
Preferred Stock shall not be entitled to any voting rights.

               Section 6.5.5 Conversion Rights.
                             -----------------

                       (a) Upon any Initial Public Offering, the shares of Class A Preferred Stock held by each Person shall automatically convert into that number of shares of Common Stock as calculated pursuant to Section 6.5.5(b) below, except that those shares of Class A Preferred Stock which, if converted pursuant to this Section, would cause the holder thereof to own shares of Common Stock (i) in excess of the Common Stock Ownership Limit (as hereinafter defined) or (ii) in violation of any stock ownership limitation set forth in the charter shall not be converted into shares of Common Stock. Any shares of Class A Preferred Stock not converted into shares of Common Stock as a result of the foregoing limitations shall on such date automatically convert into shares of Class A Common Stock at the same rate as shares of Class A Preferred Stock convert into shares of Common Stock. In the event the Corporation does not consummate an Initial Public Offering, the shares of Class A Preferred Stock shall remain outstanding.

                       (b) The shares of Class A Preferred Stock shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Common Stock or Class A Common Stock, as the case may be (calculated as to each conversion to the nearest whole share as provided in Section 6.5.5(d) below). The number of shares of Common Stock or Class A Common

Stock, as the case may be, to be issued upon conversion shall be determined by multiplying the number of shares of Class A Preferred Stock to be converted by the Conversion Rate.

                       (c) In order to receive certificates representing shares of Common Stock or Class A Common Stock, as the case may be, upon conversion of shares of Class A Preferred Stock into shares of Common Stock or Class A Common Stock, as the case may be, the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to receive such Common Stock or Class A Common Stock certificates.

                       Shares of Class A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the Conversion Date and the Person or Persons entitled to receive shares of Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock or Class A Common Stock, as the case may be, at such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver at such office a certificate or certificates representing the number of whole shares of Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinabove provided, to the Person or Persons entitled to receive the same.

                       (d) No fractional shares of Common Stock or Class A Common Stock, as the case may be, shall be issued upon conversion of shares of Class A Preferred Stock, and the number of shares of Common Stock or Class A Common Stock, as the case may be, to be issued shall be rounded to the nearest whole share.

          Section 6.5.6 Status. Upon any conversion of shares of Class A
                        ------
Preferred Stock, the shares of Class A Preferred Stock which are converted will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Class A Preferred Stock which the Corporation has the authority to issue will be decreased by the conversion of shares of Class A Preferred Stock, so that the shares of Class A Preferred Stock which were converted may not be reissued as Class A Preferred Stock.

          Section 6.5.7 Exclusion of Other Rights. Except as may otherwise be
                        -------------------------
required by law, the shares of Class A Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in the charter. The shares of Class A Preferred Stock shall have no preemptive or subscription rights. Notwithstanding the foregoing, if the shares of Class A Preferred Stock do not automatically convert into shares of Common Stock or Class A Common Stock, as the case may be, by December 31, 1997, then the holders of such shares shall be required to take all action necessary to allow share transfer restrictions to be imposed on the shares of Class A Preferred Stock reasonably necessary to preserve the Corporation's tax status as a REIT.

          Section 6.6 Classified or Reclassified Shares.  Prior to issuance of
                      ---------------------------------
classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.6 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

          Section 6.7 Severability of Provisions.  If any preferences,
                      --------------------------
conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Common Stock, Class A Common Stock or Class A Preferred Stock set forth in the charter are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Common Stock, Class A Common Stock or Class A Preferred Stock set forth in the charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Common Stock, Class A Common Stock or Class A Preferred Stock herein set forth shall be deemed dependent upon any other provision hereof unless so expressed therein.

          Section 6.8  Charter and Bylaws.  All persons who shall acquire stock
                       ------------------
in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.
                                  ARTICLE VII
                RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

          Section 7.1 Definitions. For the purpose of this Article VII, the
                      -----------
following terms shall have the following meanings:

          Aggregate Stock Ownership Limit.  The term "Aggregate Stock Ownership
          -------------------------------
Limit" shall mean not more than 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

          Beneficial Ownership.  The term "Beneficial Ownership" shall mean
          --------------------
ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          Business Day.  The term "Business Day" shall mean any day, other than
          ------------
a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          Capital Stock.  The term "Capital Stock" shall mean all classes or
          -------------
series of stock of the Corporation, including, without limitation, Common Stock, Class A Common Stock, Preferred Stock and Class A Preferred Stock.

          Charitable Beneficiary.  The term "Charitable Beneficiary" shall mean
          ----------------------
one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

          Charter.  The term "Charter" shall mean the charter of the
          -------
Corporation, as that term is defined in the MGCL.

          Class A Common Stock Ownership Limit.  The term "Class A Common Stock
          ------------------------------------
Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Class A Common Stock of the Corporation. The number and value of outstanding shares of Class A Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

          Class A Preferred Stock Ownership Limit.  The term "Class A Preferred
          ---------------------------------------
Stock Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Class A Preferred Stock of the Corporation. The number and value of outstanding shares of Class A Preferred Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

          Code.  The term "Code" shall mean the Internal Revenue Code of 1986,
          ----
as amended from time to time.

          Common Stock Ownership Limit.  The term "Common Stock Ownership Limit"
          ----------------------------
shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

          Constructive Ownership.  The term "Constructive Ownership" shall mean
          ----------------------
ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          Excepted Holder.  The term "Excepted Holder" shall mean a stockholder
          ---------------
of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

          Excepted Holder Limit.  The term "Excepted Holder Limit" shall mean,
          ---------------------
provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

          Initial Date.  The term "Initial Date" shall mean the date upon which
          ------------
the Articles of Amendment and Restatement containing this Article VII are filed with the SDAT.

          Market Price.  The term "Market Price" on any date shall mean, with
          ------------
respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

          MGCL.  The term "MGCL" shall mean the Maryland General Corporation
          ----
Law, as amended from time to time.

          NYSE.  The term "NYSE" shall mean the New York Stock Exchange.
          ----

          Person.  The term "Person" shall mean an individual, corporation,
          ------
partnership, estate, limited liability company, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

          Prohibited Owner.  The term "Prohibited Owner" shall mean, with
          ----------------
respect to any purported Transfer, any Person who, but for the provisions of
Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock.

          Purported Record Transferee.  The term "Purported Record Transferee"
          ---------------------------
shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section 7.2.1(b), the record holder of the shares of Capital Stock if such Transfer had been valid under Section 7.2.1.

          REIT.  The term "REIT" shall mean a real estate investment trust
          ----
within the meaning of Section 856 of the Code.

          Restriction Termination Date.  The term "Restriction Termination Date"
          ----------------------------
shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

          Transfer.  The term "Transfer" shall mean any issuance, sale,
          --------
transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

          Trust.  The term "Trust" shall mean any trust provided for in Section
          -----
7.3.1.

          Trustee.  The term "Trustee" shall mean the Person unaffiliated with
          -------
the Corporation, a Prohibited Owner and a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust.

          Section 7.2  Capital Stock.
                       -------------

                  Section 7.2.1 Ownership Limitations. During the period
                                ---------------------
commencing on the Initial Date and prior to the Restriction Termination Date:

                          (a)  Basic Restrictions.
                               ------------------

                               (i) (1) No Person, other than an Excepted Holder,
shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, (3) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Class A Common Stock in excess of the Class A Common Stock Ownership Limit, (4) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Class A Preferred Stock in excess of the Class A Preferred Stock Ownership Limit, and (5) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                               (ii) No Person shall Beneficially or
Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                          (iii) Notwithstanding any other provisions contained
herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee
                                     ---------
shall acquire no rights in such shares of Capital Stock.

                      (b) Transfer in Trust. If any Transfer of shares of
                          -----------------
Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

                          (i) then that number of shares of the Capital Stock
the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                          (ii) if the transfer to the Trust described in clause
(i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall
                                  ---------
acquire no rights in such shares of Capital Stock.

          Section 7.2.2  Remedies for Breach.  If the Board of Directors of the
                         -------------------
Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided,
                                                                --------
however, that any Transfers or attempted Transfers or other events in violation
-------
of Section 7.2.1 shall automatically result in the transfer to the Trust described in Section 7.2.1(b) and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or
                     -- ------
non-action) by the Board of Directors or a committee thereof.

          Section 7.2.3  Notice of Restricted Transfer.  Any Person who acquires
                         -----------------------------
or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of

Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

          Section 7.2.4  Owners Required To Provide Information.  From the
                         --------------------------------------
Initial Date and prior to the Restriction Termination Date:

                  (a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

                  (b) each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          Section 7.2.5  Remedies Not Limited.  Subject to Section 5.7 of the
                         --------------------
Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

          Section 7.2.6  Ambiguity.  In the case of an ambiguity in the
                         ---------
application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this
Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.1(b)) acquired Beneficial or Constructive Ownership of Capital Stock in violation of Section 7.2.1(a), such remedies (as applicable) shall apply first to the Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

               Section 7.2.7  Exceptions.
                              ----------
                       (a) Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Class A Common Stock Ownership Limit, and the Class A Preferred Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                           (i) the Board of Directors obtains such
representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

                           (ii) such Person does not and represents that it will
not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned in whole or in part by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

                           (iii) such Person agrees that any violation or
attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

          (b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          (c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Class A Common Stock Ownership Limit or the Class A Preferred Stock Ownership Limit, or all of such limits, but only to the extent necessary to facilitate such public offering or private placement.

          (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit, the Class A Common

Stock ownership Limit or the Class A Preferred Stock Ownership Limit, as the case may be.

          Section 7.2.8  Increase in Aggregate Stock Ownership, Common Stock
                         ---------------------------------------------------
Ownership, Class A Common Stock Ownership and Class A Preferred Stock Ownership
-------------------------------------------------------------------------------
Limits.  The Board of Directors may from time to time increase the Common Stock
------
Ownership Limit, the Class A Common Stock Ownership Limit, the Class A Preferred Stock Ownership Limit and the Aggregate Stock Ownership Limit.

               Section 7.2.9  Legend.  Each certificate for shares of Capital
                              ------
Stock shall bear substantially the following legend:

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of the Corporation's Class A Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Class A Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own shares of the Corporation's Class A Preferred Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Class A Preferred Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (v) no Person may

     Beneficially Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the
                       -- ------
     meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

               Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

          Section 7.3  Transfer of Capital Stock in Trust.
                       ----------------------------------

                  Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the

Corporation, any Prohibited Owner and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in
Section 7.3.6.

          Section 7.3.2  Status of Shares Held by the Trustee.  Shares of
                         ------------------------------------
Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner or Purported Record Transferee shall have no rights in the shares held by the Trustee. The Prohibited Owner or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

          Section 7.3.3  Dividend and Voting Rights.  The Trustee shall have all
                         --------------------------
voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner or Purported Record Transferee shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner or Purported Record Transferee prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          Section 7.3.4  Sale of Shares by Trustee.  Within 20 days of receiving
                         -------------------------
notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7.3.4. The Purported Record Transferee shall receive the lesser of
(1) the price paid by the Purported Record Transferee for the shares or, if the Purported Record Transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Purported Record Transferee then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this
Section 7.3.4, such excess shall be paid to the Trustee upon demand.

          Section 7.3.5  Purchase Right in Stock Transferred to the Trustee.
                         --------------------------------------------------
Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          Section 7.3.6  Designation of Charitable Beneficiaries.  By written
                         ---------------------------------------
notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

          Section 7.4    NYSE Transactions.  Nothing in this Article VII shall
                         -----------------
preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

          Section 7.5    Enforcement.  The Corporation is authorized
                         -----------
specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

          Section 7.6    Non-Waiver.  No delay or failure on the part of the
                         ----------
Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

          Section 7.7    Severability.  If any provision of this Article VII or
                         ------------
any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          Section 7.8    Headings of Subdivisions.  The headings of the various
                         ------------------------
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of the provision hereof.

                                  ARTICLE VIII
                 ACQUISITION OF SHARES BY CERTAIN ORGANIZATIONS

          Section 8.1    Action by the Board of Directors.
                         --------------------------------
               Section 8.1.1 Whenever it is deemed by the Board of Directors to be prudent to avoid

                      (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits ("REMICs") or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest), or

                      (b) the endangerment of the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest,

then, the Board of Directors or the Corporation may take any or all of the following actions:

          (i) the Board of Directors may require to be filed with the Corporation a statement or affidavit from any holder or proposed transferee of Capital Stock (as defined in Article VII) stating whether the holder or proposed transferee is

                    (A) the United States, any state or political subdivision
               thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, or any other organization that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code (as defined in Article VII)) (a "Disqualified Organization"), or

                    (B) a partnership, trust, real estate investment trust,
               regulated investment company, or other pass-through entity in which a Disqualified Organization holds or is permitted to hold a direct or indirect beneficial interest (a "Pass-Through Entity");

          (ii) the Corporation may redeem shares of Capital Stock;

          (iii) the Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of Capital Stock purportedly transferred, if either (A) a statement or affidavit requested pursuant to this Section 8.1 has not been received, or (B) the proposed transferee is a Disqualified Organization or Pass-Through Entity.

               Section 8.1.2 Notwithstanding the foregoing, any acquisition of shares of Capital Stock that could or would

                       (a) result in the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest), or

                       (b) endanger the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest,

shall be void ab initio to the fullest extent permitted under applicable law and
              -- ------
the intended transferee of the subject shares shall be deemed never to have had an interest therein.

          If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of those shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring those shares and to hold those shares on behalf of the Corporation.

                       (c) Nothing contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation or the interests of its stockholders by avoiding the events set forth in paragraphs 8.1.1(a) and (b) above.

          Section 8.2    Severability. If any provisions of this Article VIII or
                         ------------
any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

                                   ARTICLE IX
                                   AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                   ARTICLE X
                            LIMITATION OF LIABILITY

          To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the

Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this
Article X, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          THIRD:  The amendment to and restatement of the charter as hereinabove
          -----
set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH:  The current address of the principal office of the
          ------
Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          FIFTH:  The name and address of the Corporation's current resident
          -----
agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          SIXTH:  The number of directors of the Corporation and the names of
          -----
those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

          SEVENTH:  The total number of shares of stock which the Corporation
          -------
had authority to issue immediately prior to this amendment and restatement was Sixty Million (60,000,000) consisting of Fifty Million (50,000,000) shares of Common Stock, $.01 par value per share and Ten Million shares of Preferred Stock, $.01 par value per share. The aggregate par value of all shares of stock having par value was $600,000.

          EIGHTH:  The total number of shares of stock which the Corporation has
          ------
authority to issue pursuant to the foregoing amendment and restatement of the charter is Sixty Million (60,000,000) consisting of Fifty Million (50,000,000) shares of Common Stock, $.01 par value per share, and Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $600,000.

          NINTH:  The undersigned President acknowledges these Articles of
          -----
Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 3rd day of June 1997.


ATTEST:

                                      IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.




/s/ Richard J. Johnson                 By: /s/ William S. Ashmore
_____________________________             __________________________   (SEAL)
Richard J. Johnson, Secretary             William S. Ashmore, President